Exhibit 99.2

SEPARATION AND SEVERANCE AGREEMENT

THIS SEPARATION AND SEVERANCE AGREEMENT (the “Agreement”) is entered into as of the 20th day of January, 2010 by and between Celsius Holdings, Inc, a Nevada corporation (the “Company”), and Jan A. Norelid (the “Employee”).

Recitals
WHEREAS, the Employee has been employed by the Company pursuant to the terms of an Employment Agreement dated December 15, 2009 by and between the Company and the Employee (the “Employment Agreement”); and

WHEREAS, the Company and the Employee have mutually agreed that the Employment Agreement, and the Employee’s employment with the Company and its Affiliates (as defined below), shall terminate on at a date to be decided upon by the Employee or the Company as provided below (the “Termination Date”); and

WHEREAS, the Employee has agreed to continue to work for the Company in a lesser position than currently employed to facilitate the transfer of the Employee’s duties to a new CFO and/or to other employees of the Company; and

WHEREAS, the Company and the Employee now wish to set forth in this Agreement all of their respective rights and obligations resulting from such termination of employment and the termination of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree to the following Terms and Conditions:

Terms and Conditions
1.           Recitals.  All of the foregoing Recitals are true and correct and are incorporated as part of these Terms and Conditions.

2.           Termination of Employment Agreement.  The Company and the Employee each acknowledge and agree that the Employee’s employment with the Company and its Affiliates shall terminate as of the Termination Date, and that the Employment Agreement shall terminate and be of no further force and effect as of the Termination Date.  For purposes of this Agreement, the term “Affiliate” includes all of the Company’s direct and indirect subsidiaries and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company.

(a) Until the Termination Date, the Employee shall continue to be employed as Assistant to the Chief Financial Officer for Celsius, Inc, a subsidiary of Celsius Holdings, Inc.  Employee’s primary responsibilities shall be fulfilling the requests of the Company’s Chief Financial Officer.  Performance of Employee’s responsibilities, shall not include any policy making functions and shall at all times be subject to oversight, supervision and final approval by Company’s executive officers, including without limitation the Company’s Chief Employee Officer, President and Chief Financial Officer.  Notwithstanding any contrary provision, Employee shall not be deemed an employee of Celsius Holdings, Inc., and shall not be in charge of a principal business unit, division or function or perform policy-making functions for Celsius Holdings, Inc.

(b) The “Termination Date” will be a future date mutually agreed to by Employee and the Company; provided, that either party may set the Termination Date upon 5 days written notice to the other party.

3.           Payments Pursuant to the Employment Agreement. Through the Termination Date and subject to applicable employment and withholding taxes, Employee shall receive the payments to which he is entitled pursuant to the Employment Agreement, consisting of his Base Salary (as that term is defined in Section 3.1 of the Employment Agreement), payable at such time and in such manner as provided in this Agreement. The Employee shall also be entitled to expense reimbursement and other benefits provided in Sections 4.1-4.4 of the Employment Agreement through the Termination Date and to the remaining unused vacation days which shall continue to accrue, as provided in Section 4.6 of the Employment Agreement, until the Termination Date. The Company will, prior to the

Termination Date, upon reasonable advance notice and at reasonable times, allow the Employee time to seek his subsequent employment, provided that such search does not unreasonably interfere with the performance of his duties hereunder.

Upon the Company’s successful completion of the currently planned secondary public offering (the “Secondary Offering”), the Employee shall receive a bonus of $15,000, payable in the payroll succeeding the completion.

4.           Severance Benefits.  In addition to all payments under Section 3 of this Agreement, and as additional consideration for the termination of the Employment Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree that the Company shall provide the Employee with the following benefits (the “Severance Benefits”), in each case reduced by any applicable employment and withholding taxes:

(a)           Payments.  Effective with the funding of the Secondary Offering, but no later than February 28, 2010 in the event of a delayed funding, the Company shall pay directly to the Employee the following Severance Benefits: (i) A lump sum payment equal to 50% of the liquidating damage payment provided for in the Employment Agreement (consisting of $165,000 for salary plus a lump sum of $7,200 representing the amount due in lieu of health insurance); (ii) the remaining 50% of the liquidating damage payment under the employment agreement (a total of $165,000 plus $600.00 per month in lieu of health insurance) shall be paid to Employee over a 12 month period beginning on March 1, 2010 in equal installments as part of the Company’s regular payroll process.   The total of the payments under Section 4(a) (i) and (ii) shall be $344,400.

(b)           Stock Options.  The stock options granted to the Employee by the Company that are outstanding as of the date of the Agreement shall be governed by the respective option agreement governing each such grant (each an “Option Agreement”).  Employee shall have the right to exercise the Options pursuant to the respective Option Agreement..

5.           No Longer an Employee.  From and after the Termination Date, Employee shall not be treated as an employee for federal tax purposes, except for the continuation of the severance payment according to section 4 a).  No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to Employee pursuant to this Section 5.  The payroll or employment taxes that are subject of this provision include, but are not limited to FICA, FUTA, Federal Personal Income Tax, State Personal Income Tax, State Disability Insurance Tax, and State Unemployment Insurance Tax.  Employee shall be responsible for payment of all federal withholding taxes, self-employment taxes and quarterly tax estimates after the Termination Date.  No workers compensation insurance has been or will be obtained by the Company on account of Employee with respect to any amounts payable or as a result of services that may be provided by the Employee pursuant to this Section 5. Employee shall comply with all workers compensation laws with respect to Employee.

6.           No Further Compensation.  The Employee acknowledges and agrees that other than the compensation described in Section 3 under his Employment Agreement through the Termination Date and the Severance Benefits described in Section 4 above, no further compensation or benefits or other monies are owed to the Employee by the Company arising out of the Employment Agreement, this Agreement or otherwise on account of his employment or termination of employment with the Company and its Affiliates.

7.           Consulting Services.  During the first 12 months following the Termination Date (the “Guaranteed Consulting Period”), Employee agrees to perform up to 24 hours of services for no additional consideration under this Agreement or otherwise, as a consultant and as from time to time may be designated by the CEO or President of the Company or their designees, taking into consideration the obligation of Employee to his then-current employer.  If Employee provides services for the Company as requested under the foregoing parameters in excess of 24 hours during the first 12 months following the Termination Date, and for any hours performed thereafter, Employee shall be compensated for such services at the rate of $300.00 per hour. The parties specifically intend that Executive is to perform any such services as an independent contractor to the Company.  Neither Executive nor any agent or employee of Executive shall be deemed to be the agent, employee, partner or joint venture of the Company.  Nothing in this Agreement, or otherwise, creates or shall be construed to create the relationship of master and servant or employer and employee between the Company and Executive after the Termination Date.  Executive acknowledges that from and after that date he will have absolutely no authority to represent, contract on behalf of, or obligate the Company.

8.           Restrictions.

(a)           Stock Sales.  The Employee hereby agrees not to sell any shares of the Company’s common stock (“Common Stock”) before the earlier of Company’s completion of the Secondary Offering or March 1, 2010.  Thereafter, the Employee agrees not to sell more than 30,000 shares of Common Stock in any calendar month (“Monthly Sale Limit”); provided, that if the Employee sells less than 30,000 shares of Common Stock in any calendar month, the unsold portion of such Common Stock may be sold in any subsequent month in addition to the Monthly Sale Limit for such subsequent month.  The Employee shall provide the Company monthly statements evidencing compliance with the restrictions in this Section 8(a).

(b)           Nondisclosure.  The Employee shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company’s financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that was received by the Employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, “Confidential Information” means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Company or during his service as a consultant to the Company (including information conceived, originated, discovered or developed by the Employee) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information to the extent required by law.

(c)           Ownership of Developments.  All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of performing work for the Company or its clients (collectively, the “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Employee for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Employee for hire for the Company, the Employee agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Employee may have in such Work Product. Upon the request of the Company, the Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

(d)           Agreement Not To Compete. For a period of one (1) year following the Termination Date, Employee agrees not to directly or indirectly own, manage, control, or operate; serve as an officer, director, partner or employee of; have any direct or indirect financial interest in; or assist in any way; any person or entity that competes with any business conducted by the Company or any of its Affiliates in any geographic region in which the Company or any of its Affiliates conducts business.

(e)           Competitive Businesses. For purposes of this Section, a competitive business shall be any person or entity directly or indirectly engaged in the manufacturing, import, export, sale or distribution of calorie-burning beverages or supplements.

(f)           Ownership of Public Corporation No Violation. Employee will not be considered to have violated this provision merely because Employee owns no more than five percent (5%) of the stock of any publicly held corporation.

(g)           Extension of Agreement Not To Compete. At the Company’s discretion, the Company can cause Employee to extend the period of the agreement not to compete by paying in advance to the Employee an amount equal to 30% of the Employee’s last annual base salary and bonuses per year of extension. The Company can cause the extension for a total of 3 annual periods.

(h)           Definition of Company.  For purposes of this Section 8, the term “Company” also shall include the Company’s Affiliates.

(i)           Acknowledgment by Employee.  The Employee acknowledges and confirms that (i) the restrictive covenants contained in this Section 8 are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Section 8 (including without limitation the length of the term of the provisions of this Section 8) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 8 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Employee acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 8. The Employee further acknowledges that the restrictions contained in this Section 8 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns.

(j)           Reformation by Court.  In the event that a court of competent jurisdiction shall determine that any provision of this Section 8 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 8 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

(k)           Extension of Time.  If the Employee shall be in violation of any provision of this Section 8 then each time limitation set forth in this Section 8 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 8 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Employee.

(l)           Injunctive Relief.  The covenants of the Employee set forth in this Section 8 are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Employee, and which have been made by the Employee to induce the Company to enter into this Agreement.  Each of the aforesaid covenants may be availed of, or relied upon, by the Company or any of its Affiliates in a court of competent jurisdiction for the basis of injunctive relief.

9.           Resignations.  Effective as of January 20, 2010, the Employee has resigned all of his positions as an officer and director of the Company and of each of its Affiliates, effective on the Date of this agreement.

10.           Return of Books, Records, Accounts, Credit Cards and Equipment.  The Employee hereby acknowledges and agrees that all books, records, accounts, credit cards and equipment relating in any manner to the business of the Company  and/or its Affiliates, whether prepared by the Employee or otherwise coming into the Employee’s possession, are the exclusive property of the Company and shall be returned to the Company upon the Termination Date.  Notwithstanding the foregoing, the Employee will be entitled to keep the equipment identified in Exhibit A.

7.           No Charges Filed.  Employee represents and warrants that he has not filed any claims or causes of action against the Company or any of its Affiliates, including but not limited to any charges of discrimination against the Company or its Affiliates, with any federal, state or local agency or court.

12.           No Administrative Proceeding to be Filed.  The Employee agrees not to institute an administrative proceeding or lawsuit against the Company or any of its Affiliates, and represents and warrants that, to the best of his knowledge, no other person or entity has initiated or is authorized to initiate such administrative proceedings or lawsuit on his behalf.  Furthermore, the Employee agrees not to encourage any other person or suggest to any other person that he or she institute any legal action or claim against the Company or any of its Affiliates or any past or present shareholders, directors, officers or agents.

13.           Duty of Cooperation.  The Employee agrees to cooperate with the Company and its attorneys in connection with any threatened or pending litigation against the Company or any of its Affiliates.  The Employee agrees to make himself available upon reasonable notice to prepare for and appear at deposition or at trial in connection with any such matters.  The Company shall reimburse the Employee for his reasonable out-of-pocket expenses for such activities and pay Employee for his time according to section 5.  The Employee agrees to cooperate fully in effecting an orderly transition with regard to the termination of the Employee’s employment and the transition of his duties to other employees of the Company and its Affiliates.

14.           Mutual General Releases.

(a)           Release by Employee.  The Employee, on behalf of himself and his personal representatives, heirs and assigns (each a “Releasor” and collectively the “Releasors”), hereby releases, discharges and covenants not to sue the Company, its Affiliates and their respective past and present shareholders, directors, officers, employees, partners and agents, subsidiary and affiliated entities and successors and assigns (each a “Releasee” and collectively the “Releasees”), from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which any Releasor ever had, now has, or may have against any Releasee, for, upon or by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, including but not limited to any and all claims and causes of action arising out of or in connection with Employee’s employment with Company, any and all claims and causes of action under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Retirement Income Security Act (“ERISA”) and any other federal, state or local anti-discrimination law, statute or ordinance, and any lawsuit founded in tort, contract (oral, written or implied) or any other common law or equitable basis of action, but excluding any obligations of the Company under this Agreement on under that certain indemnification agreement by and between the Company and the Employee dated October 2, 1997 (the “Indemnification Agreement”).

(b)           Release by Company.  The Company, on behalf of itself and its Affiliates (each a “Releasor” and collectively the “Releasors”), hereby releases, discharges, and covenants not to sue the Employee, his personal representatives, heirs and assigns (each a “Releasee” and collectively the “Releasees”), from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges or causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which any Releasee ever had, now has, or may have against a Releasor, for, upon or (each a “Releasee” and collectively the “Releasees”) by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, including any lawsuit founded in tort, contract (oral, written or implied) or any other common law on equitable basis of action, but excluding any obligations of the Employee under this Agreement and any actions of Employee for which he is not indemnified under the Indemnification Agreement.

15.           Attorneys’ Fees.  In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs of court, including all attorneys fees at all trial and appellate levels.

16.           Beneficiaries. Any payment to which Employee is entitled to under this Agreement shall, in the event of his death, be made to his surviving spouse or such other persons as Employee shall designate in writing to the Company from time to time. If no such beneficiaries survive Employee, such payments shall be made to Employee’s estate.

17.           Severability.  If any provision of this Agreement is invalidated by a court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

18.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matter herein.  Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

19.           Construction.  The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

20.           Governing Law; Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.  The exclusive venue for any action to enforce any provision of this Agreement shall be the state or federal courts located in Palm Beach County, Florida.  The Company and the Employee each hereby knowingly waive their rights to request a trial by jury in any litigation in any court of law, tribunal or legal proceeding involving or arising out of or related to this Agreement.

21.           Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein.  Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or five (5) days after deposit in the U.S. mail.  Notice shall be sent (i) if to the Company, addressed to: 140 NE 4th Ave, Suite C, Delray Beach, FL 33483, attn Stephen Haley, CEO, and (ii) if to the Employee, to his address as reflected on the payroll records of the Company, or to such other address designated by the party by written notice in accordance with this provision.

22.           Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

23.           Non-Admission of Liability.  Neither this Agreement nor anything contained herein shall constitute or is to be construed as an admission by the Company or its Affiliates or the Employee as evidence of any liability, wrongdoing or unlawful conduct.

24.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

25.           Sufficient Time to Review.  The Employee acknowledges and agrees that he has had sufficient time to review this Agreement and consult with anyone he chooses regarding this Agreement, that he has a right to consult with legal counsel regarding this Agreement and has been represented by counsel in connection with this Agreement, and that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company.

26.           Right of Rescission.  The Employee acknowledges and agrees that he has been given at least 21 days to review this Agreement.  The Employee further warrants that he may use as much of or all of this 21-day period as he wishes before signing, and warrants that he has done so.  The Employee further acknowledges and agrees that he has seven days from the date of the execution of this Agreement by all parties hereto within which to rescind this Agreement by providing notice in writing to the Company as provided herein.  The Employee further acknowledges that by this Agreement he is receiving consideration in addition to that to which he is already entitled.  The Employee further acknowledges that this Agreement and the release contained herein satisfy all of the requirements for an effective release by the Employee of all age discrimination claims under ADEA.

27.           Headings.  The headings are for the convenience of the parties, and are not to be construed as terms or conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

COMPANY:

CELSIUS HOLDINGS, INC., a Nevada corporation

By:   /s/ Stephen C. Haley
Name:   Stephen C. Haley
Title:     CEO and President

EMPLOYEE:

By:    /s/ Jan Norelid
             Jan Norelid
Date 2/9/2010